EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of October 7, 2015, is made by and among Signal Share Infrastructure, Inc. (“Borrower”), Cenfin, LLC (“Lender”) and Roomlinx, Inc. (“Parent”).

RECITALS

WHEREAS, Borrower, Lender and Parent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated March 24, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, including the First Amendment thereto date as of June 30, 2015, the “Loan Agreement”), pursuant to which Lender made loans to Borrower (the “Loan”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, as of the date hereof, the outstanding principal balance owed by Borrower to Lender under the Loan is $3,929,000, plus accrued and unpaid interest; and

WHEREAS, Borrower and Parent have requested Lender to amend certain provisions in the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Defined Terms.  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Loan Agreement.

2.    Amendment to Section 2.1(c) (Interest Rate on Revolving Loans).  The first sentence of Section 2.1(c) of the Loan Agreement is hereby amended and restated as follows:

Each Revolving Loan shall bear interest at the Federal Funds Rate plus 13%.

3.    Intentionally Omitted.

4.    Intentionally Omitted.

5. 8.18     Borrower and Parent Acknowledgments. Borrower and Parent acknowledge and agree that:

5.1 Loan Documents. The Loan Agreement and related Transaction Documents, together with any and all other agreements, instruments and other documents executed in connection with or relating to the Obligations or the Collateral (collectively, the “Loan Documents”) are legal, valid, binding and enforceable against Borrower and Parent in accordance with their terms. The terms of the Loan Documents remain unchanged.

5.2 Obligations. The Obligations are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

5.3 Collateral. Lender has valid, enforceable and perfected security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

5.4 No Waiver of Defaults. Neither this Amendment, nor any actions taken in accordance with herewith or any other Loan Document, shall be construed as a waiver of or consent to any existing or future defaults under the Loan Documents, as to which Lender’s rights shall remain reserved.

5.5 Lender Conduct. Lender has fully and timely performed all of its obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

5.6 Forbearance.

(a) Forbearance Period. Subject to compliance by Borrower and Parent with the terms and conditions of this Agreement and the Loan Agreement, Lender hereby agrees to forbear from exercising its rights and remedies against Borrower and under the Loan Documents with respect to the default that occurred as a result of non-payment on September 29, 2015 from the date hereof and ending on the earlier to occur (the “Forbearance Period”)  of (i) November 7, 2015 and (ii) the date that any Forbearance Default (as defined in Section 5.7 below) occurs. Lender’s forbearance, as provided herein, shall immediately and automatically cease without notice or further action on the earlier to occur of (i) or (ii) (the “Termination Date”). On and from the Termination Date, Lender may, in its sole discretion, exercise any and all remedies available to it under the Loan Documents by reason of the occurrence of any Events of Default thereunder or the continuation of any Existing Default.

(b) Extension of Forbearance Period. In the sole discretion of Lender and without obligation, after the Termination Date, it may renew or extend the Forbearance Period, or grant additional forbearance periods.

(c) Scope of Forbearance. During the Forbearance Period, Lender will not (i) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (ii) initiate any involuntary bankruptcy petition with respect to Borrower under the Bankruptcy Code or other similar proceedings against Borrower under the laws of the US; or (iii) repossess or dispose of any of the Collateral, through judicial proceedings or otherwise.

(d) Additional Forbearance Terms.  During the Forbearance Period, Borrower and Parent agree, as applicable, to the following:

Other Payments.  Borrower and Parent agree that, as consideration for Lender’s agreement to enter into this Amendment, Borrower: (i) shall make no payment to any creditor of or lender to the Borrower (collectively, the “Creditors”), including Scan Source and TIG, without obtaining Lender’s prior written consent to make such payment during the Forbearance Period or any other period during which there is a Default under the Agreement (and such period, the “Restricted Period”); provided, however, that Borrower may make required contractual payments in accordance with the terms of the relevant agreement, in the ordinary course of business and consistent with past practice, to vendors of Borrower (including monthly reoccurring charges associated with the services provided by Borrower) where the product or service provided by such vendor is used in the day to day operations of Borrower.  Borrower agrees that any proceeds received from the sale of subsidiaries or business lines of Borrower shall be applied 100% to the Obligations (first to accrued and unpaid interest and next to principal).  Further, Parent agrees that, as consideration for Lender’s agreement to enter into this Amendment, during the Restricted Period, Parent shall make no payment to any creditor of, lender or financing source to Parent, without first providing Borrower 2 Business Days’ prior written notice thereof, excepting payments to NFS that are due and scheduled pursuant to such applicable agreements; provided, however, that Parent may make required contractual payments in accordance with the terms of the relevant agreement, in the ordinary course of business and consistent with past practice, to vendors of Parents (including monthly reoccurring charges associated with the services provided by Parent) where the product or service provided by such vendor is used in the day to day operations of Parent.

Information.  Borrower shall provide Lender with: (i) monthly updates to their operating budget, (ii) monthly financials as promptly as practical after they are complete, (iii) copies of any proposed (to be provided at least 1 Business Day prior to being entered into unless there are exigent circumstances that require less than 1 day notice but in no event less than 4 hours)  or actual agreements, amendments, contracts, letters of intent or understandings with any lenders or creditors of Parent and/or Borrower (other than commercially reasonable vendor or supplier agreements entered into in the ordinary course of business with no loan or funding provisions) and (iv) any reasonable and available operational, financial or business data as requested by Lender.  Further, Borrower shall not enter into any contract, agreement, understanding, commitment or amendment with any Creditors without Lender’s prior written consent during the Restricted Period; provided, however, that Borrower shall not be prohibited for entering into ordinary course vendor or supplier agreements consistent with past practice where such agreements do not contain loan, lending or finance provisions (excepting equipment contracts entered into in the ordinary course of business consistent with past practice).

5.7 Events of Default. The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

(a) Borrower or Parent shall fail to abide by or observe any term, condition, covenant or other provision contained in this Agreement or any document related to or executed in connection with this Agreement, including the Loan Agreement.

(b) A default or event of default shall occur under any Loan Document or any document related to or executed in connection with this Agreement or any of the Loan Documents (other than the Existing Defaults).

(c) Borrower or Parent:

(i)	becomes insolvent;

(ii)	is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(iii)
(i) commences any case, proceeding or other action under any existing or future Requirement of Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors;

(iv)
has commenced against it in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for 60 days; or

(v)	ceases to conduct business in the ordinary course.

(d) A tax lien, warrant or levy is imposed on Borrower or any Collateral.

(e) Borrower, Parent, or any of their respective creditors commences a case, proceeding or other action against Lender relating to any of the Obligations, Collateral, Loan Documents, this Agreement, or any action or omission by Lender in connection with any of the foregoing.

(f) Any other creditor of Borrower or Parent commences an action against Borrower or any Parent seeking to collect any debt, obligation or liability.

(g) Any representation or warranty of Borrower or Parent made herein shall be false, misleading or incorrect in any material respect when made.

(h) Borrower or Parent takes an action, or any event or condition occurs or exists, which Lender reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Borrower and/or Parent of its obligations under this Agreement or any of the Loan Documents

6. Conditions Precedent. This Amendment shall be effective as of the date hereof (the “Effective Date”).

7. Representations and Warranties. Borrower and Parent represent and warrant that all representations and warranties relating to them contained in the Loan Documents are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower and Parent further represent and warrant to Lender as follows:

7.1 Authorization. The execution, delivery and performance of this Amendment are within its corporate power and have been duly authorized by all necessary corporate action.

7.2 Enforceability. This Amendment constitutes a valid and legally binding Agreement enforceable against Borrower and Parent in accordance with its terms.

7.3 No Violation. The execution, delivery and performance of this Amendment do not and will not (i) violate any law, regulation or court order to which Borrower or Parent are subject; (ii) conflict with Borrower’s or Parent’s organizational documents; or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, Parent or any of their subsidiaries, whether now owned or hereafter acquired, other than liens in favor of Lender.

7.4 No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Borrower or Parent, threatened by or against or affecting Borrower or Parent or against any of their property or assets with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

7.5 Accuracy of Information. All information provided by Borrower and Parent is true, correct, and complete in all material respects, as of the date provided and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

7.6 Advice of Counsel. Borrower and Parent have freely and voluntarily entered into this Amendment with the advice of legal counsel of their choosing, or have knowingly waived the right to do so.

8. Release of Claims and Waiver of Defenses. In further consideration of Lender’s execution of this Amendment, Borrower and Parent, on behalf of themselves and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, lenders and attorneys hereby forever, fully, unconditionally and irrevocably waive and release Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees and attorneys (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Lender or any other Releasee with respect to the Loan Documents and any Collateral, other than Lender’s or any Releasee’s willful wrongful acts or omissions, on or before the date of this Amendment (collectively, the “Claims”). Borrower and Parent further agree that Borrower and Parent shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

9. Miscellaneous.

9.1 Notices. Any notices with respect to this Amendment shall be given in the manner provided for in the Loan Agreement.

9.2 Further Assurances. Promptly upon the request of Lender, Borrower and Parent shall take any and all actions of any kind or nature whatsoever, and execute and deliver additional documents, that relate to this Amendment and the transactions contemplated herein.

9.3 Integration; Modification of Agreement. This Amendment and the Loan Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Amendment may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Amendment shall not be construed against the drafter hereof.

9.4 Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.5 Full Force and Effect. The Loan Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded or expressly modified herein. To the extent of any inconsistency, amendment or superseding provision, this Amendment shall govern and control.

9.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided that Borrower and Parent may not assign any rights or delegate any obligations arising herein without the prior written consent of Lender and any prohibited assignment shall be absolutely void. Lender may assign their rights and interests in this Amendment, the Loan Documents and all documents executed in connection with or related to this Amendment or the Loan Documents, at any time without the consent of or notice to Borrower or Parent.

9.7 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof.

9.8 No Waiver. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Further, Lender’s acceptance of payment on account of the Obligations or other performance by Borrower or Parent after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, any other Event of Default or any of Lender’s rights or remedies.

9.9 Cumulative Rights. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AMENDMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO LENDER, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AMENDMENT.

9.11 INTENTIONALLY OMITTED

9.12 Headings. The section headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

9.13 Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CENFIN LLC
By: /s/ Matt Hulsizer Name: Matt Hulsizer Title: Manager

SIGNALSHARE INFRASTRUCURE, INC.
By: /s/ Aaron Dobrinsky Name: Aaron Dobrinsky Title: Chief Executive Officer

ROOMLINX, INC.
By: /s/ Christopher Broderick Name: Christopher Broderick Title: Chief Operating Officer